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                                   PROMISSIORY NOTE



                                                  11/30/97



     This memorandum does hereby certify that in November, 1997, TrueTraks, Inc. did hereby borrow from Gary G. Oglesbee, $2,000 dollars. These funds are to be repaid, on demand by Garry G. Oglesbee. This loan will carry an interest rate of 10% yearly. This loan may be canceled or converted at the election of Garry G. Oglesbee.







     /s/ Garry G. Oglesbee                             11-30-97
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TrueTraks, Inc.                              Dated
Garry G. Oglesbee
President



     /s/ Garry G. Oglesbee                             11-30-97
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Garry G. Oglesbee                            Dated:
Personally
PROMISSIORY NOTE